UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2022

IMMUNIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200 New York, NY 10036 USA
(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the

Exchange Act. Yes ☐   No ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2022, Immunic, Inc. (the “Company”) and Dr. Duane Nash entered into a third addendum to extend the term of the Executive Chairman Agreement to December 31, 2022.

In connection with the Agreement, the Company made a one-time award to Dr. Nash of an option to purchase 75,000 shares of the Company’s common stock, which will vest monthly commencing on April 10, 2022.

The Agreement is attached as Exhibit 10.1 Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 5.02 in its entirety.

Appointment of Glenn Whaley as Chief Financial Officer

On March 10, 2022, Glenn Whaley was appointed Chief Financial Officer (“CFO”) of the Company. Previously, Mr. Whaley was the Company’s Principal Financial and Accounting Officer.

In connection with the appointment, the Company made a one-time award to Mr. Whaley of an option to purchase 40,000 shares of the Company’s common stock, which 25% of the shares will vest on March 10, 2023, with the remainder vesting monthly thereafter.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Addendum No. 3 to Employment Agreement, dated March 15, 2022, between Immunic, Inc. and Duane Nash

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 16, 2022	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer